CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Highland Holdings International, Inc. on Form S-8 File No. 333-50982 of our report dated March 30, 2001, on our audits of the balance sheet, and related statements of operations, change in shareholders equity and cash flows for Highland Holdings International, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.


/s/ Kabani & Company Inc.
-------------------------
Kabani & Company Inc.
Certified Public Accountants


March 30, 2001
Fountain Valley, California